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                                                                     EXHIBIT 4.3


                                CREDIT AGREEMENT

                            Dated as of June 19, 1997

                                      among

                   First Security Bank, National Association,
                           not individually, except as
                            expressly stated herein,
                           but solely as Owner Trustee
                     for Wackenhut Corrections Trust 1997-1
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                                       and

                        NationsBank, National Association
                             as Administrative Agent


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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1
         1.1.         Definitional Provisions..................................1
         1.2.         Defined Terms............................................1

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS....................................2
         2.1.         Commitments..............................................2
         2.2.         Notes....................................................2
         2.3.         Procedure for Borrowing; Amounts of Borrowings...........3
         2.4.         Unused Fees..............................................4
         2.5.         Termination, Reduction or Extension of
                      Commitments..............................................4
         2.6.         Prepayments and Payments.................................5
         2.7.         Conversion and Continuation Options......................6
         2.8.         Interest Rates and Payment Dates.........................7
         2.9.         Computation of Interest..................................8
         2.10.        Pro Rata Treatment and Payments..........................8
         2.11.        Increased Costs, Illegality, etc.........................9
         2.12.        Funding Indemnity.......................................11
         2.13.        Taxes...................................................11
         2.14.        Notice of Amounts Payable; Mandatory Assignment.........13

SECTION 3.  REPRESENTATIONS AND WARRANTIES....................................14
         3.1.         Due Organization, etc...................................14
         3.2.         Authorization; No Conflict..............................15
         3.3.         Enforceability, etc.....................................15
         3.4.         Litigation..............................................15
         3.5.         Lessor Liens............................................16
         3.6.         Assignment..............................................16
         3.7.         Defaults................................................16
         3.8.         Documentation...........................................16
         3.9.         Use of Proceeds.........................................16
         3.10.        Securities Act..........................................16
         3.11.        Chief Place of Business.................................16
         3.12.        Federal Reserve Regulations.............................16
         3.13.        Investment Company Act..................................17

SECTION 4.  CONDITIONS PRECEDENT..............................................17
         4.1.         Conditions to Effectiveness.............................17
         4.2.         Conditions to Each Loan.................................17

SECTION 5.  COVENANTS.........................................................18
         5.1.         Other Activities........................................18
         5.2.         Ownership of Properties; Indebtedness...................18
         5.3.         Disposition of Assets...................................18
         5.4.         Compliance with Operative Agreements....................18
         5.5.         Further Assurances......................................18
         5.6.         Notices.................................................19
         5.7.         Discharge of Liens......................................19
         5.8.         Trust Agreement.........................................19

SECTION 6.  EVENTS OF DEFAULT.................................................19



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                                                                            PAGE

SECTION 7.  THE ADMINISTRATIVE AGENT..........................................22
         7.1.         Appointment.............................................22
         7.2.         Delegation of Duties....................................23
         7.3.         Exculpatory Provisions..................................23
         7.4.         Reliance by Administrative Agent........................24
         7.5.         Notice of Default.......................................24
         7.6.         Non-Reliance on Administrative Agent and Other
                      Lenders.................................................24
         7.7.         Indemnification.........................................25
         7.8.         Administrative Agent in Its Individual Capacity.........26
         7.9.         Successor Administrative Agent..........................26

SECTION 8.  MATTERS RELATING TO PAYMENT AND COLLATERAL........................27
         8.1.         Collection of Payments and Other Amounts................27
         8.2.         Certain Remedial Matters................................29
         8.3.         Release of Properties, etc..............................29
         8.4.         Excepted Payments.......................................30

SECTION 9.  MISCELLANEOUS.....................................................30
         9.1.         Amendments and Waivers..................................30
         9.2.         Notices.................................................31
         9.3.         No Waiver; Cumulative Remedies..........................32
         9.4.         Survival of Representations and Warranties..............32
         9.5.         Payment of Expenses and Taxes...........................32
         9.6.         Successors and Assigns; Participations and

                      Assignments.............................................33
         9.7.         Participations..........................................33
         9.8.         Assignments; Additional Commitment......................33
         9.9.         The Register; Disclosure................................36
         9.10.        Adjustments; Set-off....................................37
         9.11.        Counterparts............................................38
         9.12.        Severability............................................38
         9.13.        Integration.............................................38
         9.14.        GOVERNING LAW...........................................38
         9.15.        Submission To Jurisdiction; Waivers.....................38
         9.16.        Acknowledgments.........................................39
         9.17.        WAIVERS OF JURY TRIAL...................................39
         9.18.        Nonrecourse.............................................39
         9.19.        Usury Savings Clause....................................40

Schedule 1.2

Exhibit A             SERIES A NOTE
Exhibit B             SERIES B NOTE
Exhibit C             ASSIGNMENT AND ACCEPTANCE

         SCHEDULE 1       TO ASSIGNMENT AND ACCEPTANCE
                          RELATING TO (A) THE
                          CREDIT AGREEMENT



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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 19, 1997, is among FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as Owner Trustee for Wackenhut Corrections Trust 1997-1 (the "Owner Trustee" or the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Lender and as Administrative Agent.

         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1. DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise defined therein, all terms defined in this Agreement shall have such defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) All accounting terms used herein shall have the respective meanings given to them in accordance with GAAP, unless otherwise provided herein. All computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP, unless otherwise provided herein.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms or such terms.

         1.2. DEFINED TERMS. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed thereto in Appendix A to the Participation Agreement (defined below).

                  (a) "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

                  (b) "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of the date hereof among Wackenhut Corrections Corporation, as Construction Agent and as Lessee, the Owner Trustee, the Holders party thereto from time to time, the Lenders party thereto from time to time,





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         and NationsBank, National Association, as Administrative Agent, as such agreement may be amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1.       COMMITMENTS.

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Series A Loans and Series B Loans to the Borrower from time to time during the Commitment Period for the purpose of enabling the Borrower to purchase the Properties and to pay Property Acquisition Costs, Property Costs and Transaction Expenses, in an aggregate principal amount as to each Category of Loans at any one time outstanding not to exceed such Lender's Commitment applicable to such Category of Loans; provided that all borrowings under this SECTION 2.1(a), when aggregated with corresponding Holder Fundings, shall be allocated between Series A Loans and Series B Loans as follows: Series A Loans--88%; Series B Loans--9%; and Holder Fundings--3%.

                  (b) The Loans may be Base Rate Loans or Eurodollar Loans having an Interest Period of one, two, three, six or nine months, as specified in the definition of "Interest Period," subject only to the limitations specified in such definition and to the provisions of SECTIONS 2.7, 2.9(c) and 2.11. Any Loan other than a Eurodollar Loan shall constitute a Base Rate Loan.

         2.2. NOTES. The Loans made by each Lender shall be evidenced by
(i) in the case of Series A Loans, a promissory note of the Borrower, substantially in the form of EXHIBIT A (the "Series A Note"), and (ii) in the case of Series B Loans, a promissory note of the Borrower, substantially in the form of EXHIBIT B (the "Series B Note"), in each case with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the applicable Commitment of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of any of its Notes, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under such Note. Each Note shall
(i) be dated the Initial Closing Date (ii) be stated to mature on the Maturity Date, and (iii) provide for the payment of interest in accordance with
SECTION 2.8.


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         2.3.       PROCEDURE FOR BORROWING; AMOUNTS OF BORROWINGS.

                  (a) The Borrower may borrow under the Commitments during the Commitment Period on any Business Day that a Funding may be requested pursuant to the terms of SECTION 5.2 of the Participation Agreement, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice (which must be received by the Administrative Agent
         (i) prior to 11:00 A.M., Charlotte, North Carolina time, three Business Days prior to the requested Borrowing Date if all or any part of the requested Loans are to be Eurodollar Loans, or (ii) prior to 11:00 A.M., Charlotte, North Carolina time one (1) Business Day prior to the requested Borrowing Date with respect to any Loans that are to be Base Rate Loans) specifying (A) the amount to be borrowed (which on any date shall not be in excess of the then Available Commitments), (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof, and (D) if the borrowing is to be a combination of Eurodollar Loans and Base Rate Loans, the respective amounts of each Type of Loan; PROVIDED, HOWEVER, that during the Commitment Period (1) there shall be only one (1) Interest Period in effect at any specified time, which Interest Period shall apply to all amounts then outstanding hereunder bearing interest based on the Eurodollar Rate and which Interest Period shall be one month in length (subject to the adjustments set forth in the definition of "Interest Period"), (2) the first Interest Period shall commence on the date that the first Eurodollar Loan hereunder is extended, (3) each succeeding Interest Period shall begin on the last day of the preceding Interest Period, and (4) any amounts borrowed or converted hereunder which are to bear interest based on the Eurodollar Rate may only be borrowed or converted on the first day of a permitted Interest Period. Pursuant to the terms of the Participation Agreement, the Borrower shall be deemed to have delivered such notice upon the delivery of a notice by the Construction Agent or the Lessee containing such required information. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to the terms and conditions hereof (including specifically without limitation SECTION 4.2 hereof), each Lender will make the amount of its pro rata share of each borrowing of each Category available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in SECTION 9.2 prior to 2:00 P.M., Charlotte, North Carolina time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting an account designated, subject to
         SECTION 11.1 of the Participation Agreement, by the Borrower on the books of such office with the aggregate


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         of the amounts made available to the Administrative Agent by the
         Lenders and in like funds as received by the Administrative Agent. To the extent the principal amount of any Loan is repaid by the Borrower (in connection with the purchase by the Lessee or Construction Agent, or transfer to a third party, of a Property pursuant to the Operative Agreements, but NOT the purchase or transfer of all the Properties pursuant to the Lease or the transfer of any Property pursuant to the Lessor's or Agent's foreclosure or similar exercise of remedies following an Event of Default), the amount repaid shall not reduce the Commitments and may be reborrowed hereunder (PRO RATA from the Lenders), subject to any conditions on borrowing (and the limit on the aggregate number of Properties) set forth herein and in the other Operative Agreements; and PROVIDED FURTHER that the available amount shall not be increased hereunder if the Commitments have been terminated pursuant to SECTION 6 of this Agreement. Except as set forth in the preceding sentence, no amount of any Loan which is repaid or prepaid may be reborrowed hereunder.

                  (b) The Borrower shall deliver an Allocation Notice to the Administrative Agent at least five (5) Business Days before any Scheduled Interest Payment Date. On each date which is three (3) Business Days prior to any Scheduled Interest Payment Date that occurs during the Commitment Period, the Borrower shall be deemed to have requested a Eurodollar Loan pursuant to SECTION 2.3(a) in an amount equal to the aggregate amount of Allocated Interest due and payable on such date with respect to the Construction Period Properties. Upon receipt of any Allocation Notice from the Borrower with respect to such Allocated Interest, the Administrative Agent shall promptly notify each Lender thereof. The Borrowing Date with respect to any such borrowing shall be the relevant Scheduled Interest Payment Date (PROVIDED, that the making of the Loans pursuant to such borrowing shall be subject to satisfaction of the applicable conditions precedent set forth in
         SECTION 4.2) and the proceeds of such borrowing shall be applied to pay such Allocated Interest. On each such Borrowing Date, the Loan Property Cost and Construction Loan Property Cost shall be increased by an amount equal to the Allocated Interest paid on such date with respect to such Property with the proceeds of such borrowing.

                  (c) The aggregate amount of any borrowing constituting a Eurodollar Loan and any conversion thereof shall be in an amount of at least $1,000,000.

         2.4. UNUSED FEES. Promptly after receipt from the Lessee of payment of any Unused Fees payable pursuant to the Participation Agreement, the Administrative Agent shall distribute such payment to the Lenders pro rata according to their respective Commitment Percentages.



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         2.5.       TERMINATION, REDUCTION OR EXTENSION OF COMMITMENTS.

                  (a) The Borrower shall have the right, upon not less than five
         (5) Business Days' written notice to the Administrative Agent, to terminate the Commitments or, from time to time (but not more than twice), to reduce the amount of the Commitments, such reductions to be effected pro rata among Categories of Loans and in conjunction with simultaneous pro rata reductions of the Holder Commitments, PROVIDED, that (i) after giving effect to such reduction, the aggregate outstanding principal amount of the Loans of any Category shall not exceed the aggregate Commitments of such Category and the aggregate outstanding amount of Holder Fundings shall not exceed the aggregate Holder Commitments, (ii) such notice shall be accompanied by a certificate of the Construction Agent stating that the amount equal to 97% of aggregate Budgeted Total Loan Property Cost as of the date of such reduction does not exceed the aggregate amount of Available Commitments as of such date after giving effect to such reduction and
         (iii) unless a Lease Default or Lease Event of Default has occurred and is continuing, the Lessee or the Construction Agent shall have consented to such reduction or termination. Any such reduction of Commitments and Holder Commitments shall be in an aggregate amount equal to the lesser of (A) $1,000,000 or any integral multiple thereof or (B) the remaining Available Commitments of each Category and the remaining Available Holder Commitments, and shall reduce permanently the Commitments of each Category and the Holder Commitments then in effect.

                  (b) On any date on which the Commitments of any Category shall automatically be reduced to zero pursuant to SECTION 6, the Borrower shall prepay all outstanding Loans, together with accrued unpaid interest thereon and all other amounts owing hereunder or under any other Credit Document.

         2.6.       PREPAYMENTS AND PAYMENTS.

                  (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least two (2) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each; provided that all prepayments of Loans shall be applied pro rata between Series A Loans (aggregated as a single amount) and Series B Loans (aggregated as a single amount). Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Except as set forth in the next-to-last sentence of SECTION 2.3(a), amounts prepaid may not be reborrowed.


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                  (b) If on any date the Administrative Agent or the Lessor
         shall receive any payment in respect of (i) any Casualty or Condemnation pursuant to SECTION 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to ARTICLE XVI of the Lease, or (iii) the Termination Value of any Property in connection with the exercise of the option to purchase any Property under SECTION 17.11, 17.12 OR 20.1 of the Lease, or (iv) the Termination Value of any Property in connection with the exercise of a Purchase Option under SECTION 20.2 of the Lease or the exercise of the option of the Lessee to transfer the Properties to a third party pursuant to SECTION 20.2 of the Lease, or (v) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Borrower shall be required to prepay the principal balance of the Loans on such date (such prepayment to be applied pro rata as between Series A Loans (aggregated as a single amount) and Series B Loans (aggregated as a single amount)) in an amount equal to ninety-seven percent (97%) of such payment and shall apply the remaining three percent (3%) of such payment pro rata to the principal amount of outstanding Holder Fundings.

                  (c) Each prepayment of the Loans pursuant to SECTION 2.6(b) shall be allocated to reduce the Loan Property Cost of the affected Property. Each prepayment of the Loans pursuant to SECTION 2.6(a) shall be allocated to reduce the respective Loan Property Costs of all Properties pro rata according to the Loan Property Costs of such Properties immediately before giving effect to such prepayment. Any amounts applied to reduce the Loan Property Cost of any Construction Period Property pursuant to this paragraph (c) shall also be applied to reduce the Construction Loan Property Cost of such Property until such Construction Loan Property Cost has been reduced to zero. Each prepayment of the Loans pursuant to Section 2.6(a) or 2.6(b) shall be accompanied by a simultaneous prepayment of accrued interest on such Loan and the simultaneous payment of any amounts payable under SECTION
         2.12 hereof in connection with the prepayment of such Loan.

                  (d) The outstanding principal amount of the Loans shall be due and payable in full to the Agent for the benefit of each Lender on the Maturity Date, or earlier as specified herein or in any other Operative Agreement.

         2.7.       CONVERSION AND CONTINUATION OPTIONS.

                  (a) Subject to the restrictions set forth in SECTIONS 2.3, 2.9(c) and 2.11 the Borrower may elect from time to

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         time to convert Base Rate Loans to Eurodollar Loans by giving the
         Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election. Upon receipt or any such notice the Administrative Agent shall promptly notify each Lender hereof. All or any part of outstanding Eurodollar Loans or Base Rate Loans may be converted as provided herein, PROVIDED that (i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) no Base Rate Loan may be converted into a Eurodollar Loan which matures after the Maturity Date, (iii) during the Commitment Period such conversion may only occur on the first day of an Interest Period permitted pursuant to the terms of
         SECTION 2.3 hereof and (iv) such notice of conversion shall contain an election by the Borrower of an Interest Period for such Eurodollar Loan to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term "Interest Period" as set forth in Appendix A to the Participation Agreement.

                  (b) Subject to the restrictions set forth in SECTIONS 2.3, 2.9(c) and 2.11 hereof, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent in accordance with the applicable provisions of the term "Interest Period" set forth in Appendix A to the Participation Agreement, PROVIDED that no Eurodollar Loan may be continued as such
         (i) when any Event of Default has occurred and is continuing or (ii) if such Eurodollar Loan would mature after the Maturity Date and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding provision such Loan shall be automatically converted to a Base Rate Loan on the last day of such then expiring Interest Period.

         2.8.       INTEREST RATES AND PAYMENT DATES.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Reserve Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable on any Loan or (iii) any other amount payable hereunder shall not be paid when due (subject to applicable grace periods) (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the lesser of (x) the interest rate applicable to such Loan (or



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         in the case of clause (iii) above, the Base Rate) plus 2% and (y) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment).

                  (d) Interest shall be payable in arrears on each Scheduled Interest Payment Date, PROVIDED that (i) interest accruing pursuant to paragraph (c) of this SECTION 2.8 shall be payable from time to time on demand and (ii) each prepayment of any Loan shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

         2.9.       COMPUTATION OF INTEREST.

                  (a) Interest shall be calculated on the basis established in
         SECTION 14.16 of the Participation Agreement, with respect to length of a "year" and number of days for which interest is accrued. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, Eurodollar Reserve Percentage, or otherwise, shall become effective as of the day on which such change would become effective under the Existing Wackenhut Corrections Credit Agreement. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  (c) If the Eurodollar Rate cannot be determined by the Administrative Agent in the manner specified in the definition of the term "Eurodollar Rate" referenced in Appendix A to the Participation Agreement, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined by the Administrative Agent in the manner specified in such definition of such term, no further Eurodollar Loans shall be made or continued as such at the end of the then current Interest Period and all Loans shall continue as Base Rate Loans.

         2.10.      PRO RATA TREATMENT AND PAYMENTS.

                    (a) Except as provided in SECTION 2.14(b)(ii), each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of any Category of the Lenders

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         shall be made pro rata according to the respective Commitment
         Percentages of such Category of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Series A Loans or the Series B Loans, as the case may be, shall be made pro rata according to the respective outstanding principal amounts on the Loans of each such Category then held by each Lender. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff, counterclaim or other defense and shall be made prior to 12:00 Noon, Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in SECTION 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day; PROVIDED, HOWEVER, if such payment includes an amount of interest calculated with reference to the Eurodollar Rate and the result of such extension would be to extend such payment into another calendar month, then such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                    (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this SECTION 2.10(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate as set forth above on demand from the Borrower.

         2.11.      INCREASED COSTS, ILLEGALITY, ETC.

                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements that are expressly included in the calculation of the Eurodollar Reserve Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent but subject to the terms of SECTION 2.14), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or upon the Loans, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent but subject to the terms of SECTION 2.14), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or upon the Loans. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Without affecting its rights under SECTION 2.11(a) or 2.11(b) or any other provision of this Agreement, each Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by such Lender with respect to which the Borrower would be obligated to compensate such Lender pursuant to SECTIONS 2.11(a) or 2.11(b), such Lender shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; PROVIDED, HOWEVER, that no Lender shall be obligated to select an alternative lending office if such Lender determines, in its sole discretion, that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Lender.

                  (d) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in any law or regulation, or in the interpretation of any law or regulation, makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make or maintain Eurodollar Loans, then (i) each Eurodollar Loan will automatically, at the end of the Interest Period for such Eurodollar Loan, convert into a Base Rate Loan and (iii) the obligation of the Lenders to make, convert or continue Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

         2.12. FUNDING INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure of the Borrower to make a borrowing of any Loan hereunder after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than by reason of the failure of a Lender or Lenders to make funds available without cause), (b) any failure of the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a voluntary or involuntary prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as determined by such Lender) which would have accrued to such Lender on such amount by reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure). This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

         2.13.      TAXES.

                  (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, documentary stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Note or any other Operative Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this SECTION
         2.13. Whenever any Non-Excluded Taxes are payable by the Borrower, then as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this SECTION 2.13(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the U.S. or a state thereof shall:

                           (i) deliver to the Borrower and the Administrative
                  Agent (A) the duly completed copies of IRS Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

                           (ii) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

         unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax. Each Person that shall become a Participant pursuant to SECTION 9.7 or a Lender pursuant to SECTION 9.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this SECTION 2.13(b), PROVIDED that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         2.14.      NOTICE OF AMOUNTS PAYABLE; MANDATORY ASSIGNMENT.

                  (a) NOTICE. In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to SECTION 2.11, 2.12 or 2.13 or that it is unable to make Eurodollar Loans, then it shall promptly notify the Borrower and the Administrative Agent thereof and, as soon as possible thereafter, such Lender shall submit to the Borrower (with a copy to the Administrative Agent) a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be conclusive evidence of the obligations of the Borrower hereunder absent manifest error.

                  (b) MANDATORY ASSIGNMENT. In the event that any Lender delivers to the Borrower a certificate pursuant to SECTION 2.14(a) in connection with amounts payable pursuant to SECTION 2.11 or SECTION 2.12, or such Lender is required to make Loans as Base Rate Loans in accordance with SECTION 2.11(d) then, subject to SECTION 11.1 of the Participation Agreement, the Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with SECTION 9.8), all or part of its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under this Agreement to a replacement bank or institution if the Borrower (subject to SECTION 11.1 of the Participation Agreement), with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Lender) shall assume such assigned obligations, or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; PROVIDED, HOWEVER, that (x) the Borrower or such replacement bank or institution, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (and, if such Lender is also a Holder, all Holder Fundings and Holder Yield accrued and unpaid thereon), (y) any termination of Commitments shall be subject to the terms of SECTION 2.5(a) and (z) such assignment or termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or other Governmental Authority.

                 SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Trust Company and the Owner Trustee hereby represents and warrants to the Administrative Agent and each Lender as follows (PROVIDED that the representations in SECTIONS 3.8, 3.9, 3.10, 3.12 and 3.13 are made solely by the Owner Trustee in its capacity as such):

         3.1. DUE ORGANIZATION, ETC. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the date this representation is made or deemed made in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party.

         3.2. AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (a) requires or will require any approval of its stockholders or any approval or consent of any trustee or holders of any of its indebtedness or obligations, (b) violates or will violate any current law, governmental rule or regulation relating to its banking or trust powers, (c) violates or will violate or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (i) its charter or by-laws, or (ii) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which violation, breach, default or Lien under clause
(ii) would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (d) requires or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers.

         3.3. ENFORCEABILITY, ETC. The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof.

         3.4. LITIGATION. There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that concerns any Property being purchased or leased or Construction Funding being funded on the date this representation is made or deemed made or that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party.

         3.5. LESSOR LIENS. Each Property is free and clear of all Lessor Liens attributable to it in its individual capacity.

         3.6. ASSIGNMENT. It has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property, except in accordance with the Operative Agreements.

         3.7. DEFAULTS. No Default or Event of Default hereunder or under any other Operative Agreement attributable to it has occurred and is continuing.

         3.8. DOCUMENTATION. The Owner Trustee, in its trust capacity, is a party to no documents, instruments or agreements other than the Operative Agreements (and any other documents delivered in connection with the Operative Agreements).

         3.9. USE OF PROCEEDS. The Owner Trustee shall use the proceeds of the Loans solely in accordance with the terms of the Operative Agreements.

         3.10. SECURITIES ACT. Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than in the case of the Notes, the Lenders, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or require the qualification of any Operative
Agreement under the Trust Indenture Act of 1939, as amended.

         3.11. CHIEF PLACE OF BUSINESS. The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are each located at 79 South Main Street, Salt Lake City, Utah 84111.

         3.12. FEDERAL RESERVE REGULATIONS. The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Loans will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U or X of the Board.

         3.13. INVESTMENT COMPANY ACT. The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4. CONDITIONS PRECEDENT

         4.1. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in SECTION 6 of the Participation Agreement required by said Section to be satisfied on or prior to the Initial Closing Date and to the receipt by each Lender of its Notes, duly executed by the Borrower.

         4.2. CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (b) NO DEFAULT. Neither any Event of Default nor (except as otherwise permitted under SECTION 8.4 of the Participation Agreement) any Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) PARTICIPATION AGREEMENT CONDITIONS. With respect to each Acquisition Funding and each Construction Funding, the applicable conditions precedent to the Funding associated therewith specified in
         SECTION 5 of the Participation Agreement shall have been satisfied.

                  (d) HOLDER CONTRIBUTION. With respect to each Acquisition Funding and each Construction Funding, the Administrative Agent shall be satisfied that the Lessor shall receive from the Holders on the relevant Borrowing Date an amount equal to the Holder Funding associated with such Loan.

                  (e) ALLOCATION NOTICE. With respect to each Interest Payment Loan, the Administrative Agent shall have received an Allocation Notice no later than five (5) Business Days prior to the Borrowing Date in respect thereof.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this SECTION 4.2 have been satisfied.

         SECTION 5. COVENANTS

         So long as any Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document and so long as the Commitments have not been terminated:

         5.1. OTHER ACTIVITIES. The Borrower shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

         5.2. OWNERSHIP OF PROPERTIES; INDEBTEDNESS. The Borrower shall not own, lease, manage or otherwise operate any properties or assets other than the Ancillary Properties or in connection with the activities described in SECTION 5.1, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than the Bridge Debt or as may be incurred, created or assumed or as may exist in connection with the activities described in SECTION 5.1 (including, without limitation, the Loans and other obligations incurred by the Borrower hereunder).

         5.3. DISPOSITION OF ASSETS. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Agreements.

         5.4. COMPLIANCE WITH OPERATIVE AGREEMENTS. The Borrower shall at all times (a) observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as Lessor, Owner Trustee or otherwise) under each Operative Agreement to which it is a party and (b) observe and perform, or cause to be observed and performed, all of the covenants, conditions and obligations of the Lessor under the Lease, even in the event that the Lease is terminated at stated expiration following a Lease Event of Default or otherwise.

         5.5. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent or the Majority Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

         5.6. NOTICES. If on any date, a Responsible Officer of the Borrower shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Borrower will give written notice thereof to the Administrative Agent within five (5) Business Days after such date.

         5.7. DISCHARGE OF LIENS. Neither the Borrower nor the Trust Company will create or permit to exist at any time (and each of the Borrower and the Trust Company will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged), any Lessor Liens attributable to it on the Properties, PROVIDED that the Borrower and the Trust Company shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (a) such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of any Property or title thereto or any interest therein or the payment of Rent, and (b) such proceedings shall not materially interfere with the disposition of any Property or title thereto or interest therein or the payment of Rent.

         5.8. TRUST AGREEMENT. Without prejudice to any right of the Owner Trustee under the Trust Agreement to resign, the Owner Trustee (a) agrees not to terminate or revoke the trust created by the Trust Agreement except as permitted by ARTICLE VIII of the Trust Agreement, (b) agrees not to amend, supplement, terminate, revoke or otherwise modify any provision of the Trust Agreement in any manner which could reasonably be expected to have an adverse effect on the rights or interests of the Administrative Agent or the Lenders hereunder or under the other Operative Agreements and (c) agrees to comply with all of the terms of the Trust Agreement.

         SECTION 6. EVENTS OF DEFAULT

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) The Borrower shall, except as provided in paragraph (c), default, and such default shall continue for five (5) or more days, in the payment when due of any principal or interest on any Loan; or

                  (b) Except as provided in paragraphs (a) and (c), the Borrower shall default, and such default shall continue for ten (10) or more days, in the payment of any amount owing under any of the Credit Documents; or

                  (c) The Borrower shall default in the payment of any amount due on the Maturity Date owing under any Credit Document; or

                  (d) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than those referred to in paragraphs (a), (b) and (c) above), PROVIDED that in the case of any such default under SECTION 5.4, 5.5 or 5.8(c), such default shall continue for a period of at least thirty (30) days after notice to the Borrower and the Lessee by the Administrative Agent or the Majority Lenders; or

                  (e) Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document, or by the Borrower, or the Lessee or the Construction Agent in the Participation Agreement, the Lease or the Agency Agreement or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (f) (i) Any Lease Event of Default shall have occurred and be continuing; or

                     (ii) The Owner Trustee shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or in the Trust Agreement to or for the benefit of the Administrative Agent or a Lender, PROVIDED that in the case of this clause (ii), such default shall continue unremedied for a period of at least thirty (30) days after notice to the Owner Trustee and the Lessee by the Administrative Agent or the Majority Lenders; or

                    (iii) Any Wackenhut Corrections Credit Agreement Event of Default shall have occurred and be continuing; or

                     (iv) Any Bridge Loan Event of Default shall have occurred and be continuing; or

                  (g) The Borrower shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) Any court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty
         (60) days; or if the Borrower takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (h) Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Properties), in favor of the Administrative Agent on behalf of itself and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except Permitted Liens); or

                  (i) The Lease, the Guaranty or any other Operative Agreement shall cease to be enforceable against the Lessee, the Construction Agent or the Guarantor; or

                  (j) One or more judgments or decrees shall be entered against the Borrower involving a liability of $50,000 or more for any one such judgment or decree, or $100,000 or more in the aggregate for all such judgments and decrees, and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty
         (30) days from the entry thereof; or

                  (k) Any default by any party shall have occurred and be continuing under any lease or sublease (other than the Lease or any sublease by Lessee permitted under SECTION 25.2(b) of the Lease) of any portion of any Property;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above with respect to the Borrower, the Commitments shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Credit Documents, shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and any other Credit Documents, to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, being referred to as an "Acceleration"). Except as expressly provided above in this SECTION 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Administrative Agent may, and upon the written instructions of the Majority Lenders shall, exercise any or all of the rights and powers and pursue any or all of the remedies available to it hereunder and under the other Credit Documents and the Lease and shall have any and all rights and remedies available under the Uniform Commercial Code or any other provision of law (all such remedies being cumulative and in addition to any other remedies that may be available).

         Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, the Administrative Agent may, and upon request of the Majority Lenders shall, proceed to protect and enforce this Agreement, the Notes, the Lease, and the other Operative Agreements by one or more suits or proceedings in equity, at law or in bankruptcy, whether for the specific performance of any covenant or agreement contained therein or in execution or aid of any power granted therein, or for foreclosure hereunder, or for the appointment of a receiver for any Property, or for the recovery of judgment for any indebtedness secured thereby, or for the enforcement of any other remedy available under applicable laws.

         The Borrower shall be liable for any and all accrued and unpaid amounts due hereunder before, during or after the exercise of any of the foregoing remedies, including without limitation all reasonable legal fees and other reasonable costs and expenses incurred by the Administrative Agent or any Lender by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto.

         SECTION 7. THE ADMINISTRATIVE AGENT

         7.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Operative Agreements, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Operative Agreements, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Lenders hereby specifically acknowledges the terms and provisions of the Participation Agreement and directs the Administrative Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Administrative Agent thereunder without being required to obtain any specific consent with respect thereto from any Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Administrative Agent.

         7.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Operative Agreements through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         7.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document provided in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Borrower or the Lessee to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Lessee.

         7.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the Lessee), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with a request of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.


         7.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         7.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or the Lessee, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Lessee which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         7.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent, in its capacity as such (to the extent not reimbursed by the Borrower or the Lessee and without limiting the obligation of the Borrower or the Lessee to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this SECTION 7.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; PROVIDED that the Administrative Agent shall not be indemnified hereunder against any liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this SECTION 7.7 shall survive the payment of the Notes and all other amounts payable hereunder or under any other Credit Document.

         7.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Lessee as though the Administrative Agent were not the Administrative Agent hereunder and under the other Operative Agreements. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Operative Agreements as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         7.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to the Lenders, the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent which successor Administrative Agent shall be subject to the approval of the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the resigning Administrative Agent, the Administrative Agent may appoint a successor Administrative Agent from among the Lenders, after consulting with the Lenders and subject to the approval of the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring agent's notice of resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent until such time, if any, as the Majority Lenders appoint a successor Administrative Agent, as provided for above. Upon the effective date of such resignation, the successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the term "Administrative Agent" shall mean such successor Agent, and the retiring Administrative Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Administrative Agent resigns hereunder, the provisions of this ARTICLE VII and SECTION 9.5 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         SECTION 8. MATTERS RELATING TO PAYMENT AND COLLATERAL

         8.1. COLLECTION OF PAYMENTS AND OTHER AMOUNTS.

                  (a) The Lessee has agreed pursuant to the terms of the Participation Agreement to pay directly to the Administrative Agent any and all Rent and any other amounts of any kind or type owing by the Lessee to the Lessor or the Owner Trustee under the Lease or any other Operative Agreement. The Administrative Agent shall, promptly after receipt, apply in accordance with the terms of this SECTION 8 any such amounts received from the Lessee and all other payments, receipts and other consideration received by the Administrative Agent pursuant to the Security Agreement or otherwise received by the Administrative Agent or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements.

                  (b) Payments and other amounts received by the Administrative Agent from time to time in accordance with the terms of subparagraph
         (a) shall be applied as follows:

                           (i) Any such payment identified as Basic Rent shall
                  be applied by the Administrative Agent FIRST, ratably to the Lenders for application to the payment of interest on the Loans which is due and payable on such date (other than, except in the case of an Acceleration, Allocated Interest); and SECOND, to the Borrower for application ratably to the payment of accrued Holder Yield with respect to Holder Property Cost (other than, except in the case of an Acceleration, Allocated Return); and THIRD, if no Default or Event of Default has occurred and is continuing, any excess shall be paid to such Person or Persons as the Lessee may designate; PROVIDED that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Administrative Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be continuing (in which case such payments shall then be made to such other Person or Persons designated by the Lessee) and (II) the Maturity Date (or, if earlier, the date of any Acceleration) in which case such amounts shall be applied in the manner contemplated by SECTION 8.1(b)(iv).

                           (ii) Any such payment or amount described in SECTION
                  2.6(b) shall be applied in accordance with the terms of
                  SECTION 2.6(b).

                           (iii) Any such payment identified as proceeds of the
                  sale of any Property, whether pursuant to ARTICLE XXII of the Lease or pursuant to the exercise of remedies under the Security Documents or otherwise, and any payment in respect of excess wear and tear pursuant to SECTION 22.3 of the Lease, shall be applied by the Administrative Agent FIRST, ratably to the payment of the principal and interest of the Series B Loans then outstanding, SECOND, to the payment to the Borrower of an amount not to exceed the outstanding principal balance of all Holder Fundings plus all outstanding Holder Yield with respect to such outstanding Holder Fundings, THIRD, to the extent such payment exceeds the maximum amount payable pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Series A Loans plus any and all other amounts owing to the Administrative Agent and the Lenders hereunder or under any of the other Operative Agreements and FOURTH, to the extent moneys remain after application pursuant to clauses FIRST through THIRD above, to the Borrower for application to any and all other amounts owing to the Holders or the Borrower and as the Borrower and the Holders shall determine.

                           (iv) Any such payment identified as a payment
                  pursuant to SECTION 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (or any such lesser amount as may be required by SECTION 22.1(b) of the Lease) in respect of the Properties shall be applied by the Administrative Agent FIRST, ratably to the payment of the principal and interest balance of the Series A Loans then outstanding, SECOND, to the payment of any other amounts owing to the Administrative Agent or the Lenders hereunder or under any of the other Operative Agreement, and THIRD, to the extent moneys remain after application pursuant to clauses FIRST and SECOND above, to the Borrower for application to Holder Fundings and Holder Yield and any other amounts owing to the Holders or the Borrower as the Borrower and the Holders shall determine.

                           (v) Any such payment identified as Supplemental Rent
                  shall be applied by the Administrative Agent to the payment of any amounts then owing to the Administrative Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this SECTION 8.1(b)) as shall be determined by the Administrative Agent in its reasonable discretion.

                           (vi) The Administrative Agent in its reasonable
                  judgment shall identify the nature of each payment or amount received by the Administrative Agent and apply each such amount in the manner specified above.

                  (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower hereunder or under any other Credit Document, any such moneys remaining with the Administrative Agent shall be paid to the Borrower or such other Person or Persons as the Borrower may designate. In the event of an Acceleration it is agreed that, prior to the application of amounts received by the Administrative Agent in the order described in SECTION 8.1(b) above, any such amounts shall first be applied to the payment of
         (i) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve its security interest therein, (ii) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs and (iii) any other amounts owed to the Administrative Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         8.2. CERTAIN REMEDIAL MATTERS. Notwithstanding any other provision of this Agreement or any other Credit Document:

                  (a) the Borrower shall at all times retain all rights to Excepted Payments payable to or for the account of the Owner Trustee or any of the Holders and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto (but not to terminate the Lease as a result thereof); and

                  (b) the Borrower shall at all times retain the right, but not to the exclusion of the Administrative Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the Borrower or the Lessor pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to retain all rights with respect to insurance that ARTICLE XIV of the Lease specifically confers upon the "Lessor", (C) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower may desire, and (D) to enforce compliance by the Lessee with the provisions of ARTICLES VIII, IX, X, XI, XIV AND XVII of the Lease.

         8.3. RELEASE OF PROPERTIES, ETC. If the Lessee shall at any time purchase any Property pursuant to the terms of the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with ARTICLE XXII of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Loans and to pay accrued interest on the Loans so prepaid pursuant to SECTION 2.6, the Administrative Agent is hereby authorized to release such Property from the Liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower, the Lessee and the Construction Agent hereunder or under any other Operative Agreement the Administrative Agent is hereby authorized to release all of the Properties from the Liens created by the Security Documents; provided that such payment shall be sufficient to pay in full the Loans and all other amounts owing by the Borrower, the Lessee or the Construction Agent hereunder or under the other Operative Agreements. Upon request of the Borrower or the Lessee following any such release, the Administrative Agent shall, at the sole cost and expense of the Borrower or the Lessee, execute and deliver to the Borrower or the Lessee such documents as the Borrower or the Lessee shall reasonably request to evidence such release.

         8.4. EXCEPTED PAYMENTS. Notwithstanding any other provision of this Agreement or the Security Documents, any Excepted Payment received at any time by the Administrative Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment.

                            SECTION 9. MISCELLANEOUS

         9.1. AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this SECTION 9.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into written agreements with the Borrower, amending, modifying or supplementing the Credit Documents for the purpose of adding any provisions to the Credit Documents or changing in any manner the rights of the Administrative Agent, the Lenders or the Borrower thereunder or (b) waive, on such terms and conditions as the Majority Lenders may specify in such instrument, any of the requirements of the Credit Documents or any Default or Event of

Default and its consequences. In addition, the Administrative Agent may from time to time consent in writing to amendments, supplements, modifications or waivers with respect to any Operative Agreement (other than the Credit Documents but including the Guaranty Agreement), subject to receipt of the prior written consent of the Majority Lenders; PROVIDED, HOWEVER, that so long as the Administrative Agent has no actual knowledge of the existence of an Event of Default the Administrative Agent may grant waivers or consents with respect to the terms and requirements of the Participation Agreement without the prior consent of the Lenders (as such authority of the Administrative Agent is more specifically described in SECTION 7.1 hereof). Notwithstanding the foregoing, no such amendment, supplement, modification or waiver shall (i) reduce the amount or extend the scheduled date of maturity of any Note, or reduce the stated rate of any interest payable hereunder (other than as a result of waiving the applicability of any post default increase in interest rates) or any Unused Fees payable under the Participation Agreement, or extend the scheduled date of any payment of such interest or Unused Fees, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this SECTION 9.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of or release the Borrower from any of its rights and obligations under the Credit Documents, or release a material portion of the Collateral (except in accordance with SECTION 8.3), or release the Lessee from its obligations under the Lease, or release the Guarantor from its obligations under the Guaranty, or otherwise alter any payment obligations of the Lessee to the Lessor or the Lessor to the Administrative Agent or the Lenders under the Operative Agreements, in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of SECTION 7 without the written consent of the then Administrative Agent. Any such waiver, amendment, supplement or modification shall be binding upon the Borrower, the Lessee, the Lenders and the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lessee, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extent to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in SCHEDULE 1.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by any party hereto or any future holder of the Notes:

         The Borrower:

                             First Security Bank, National Association
                             79 South Main Street
                             Salt Lake City, Utah 84111
                             Attention:  Val T. Orton
                             Telephone No.:  (801) 246-5630
                             Telecopy No.:  (801) 246-5053

         NationsBank, as Administrative Agent:

                             NationsBank, National Association
                             100 Southeast 2nd Street
                             FL7-950-14-02
                             Miami, Florida 33131
                             Attention:  Maria Conroy
                             Telephone No.: (305) 533-2428
                             Telecopy No.:  (305) 533-2437

         with all notices of borrowing, conversion, continuation or prepayment to be sent to:

                             NationsBank, N.A.
                             Agency Services
                             Independence Center, 15th Floor
                             NC1-001-15-04
                             Charlotte, North Carolina 28255
                             Attention:  Jamie McCotter
                             Telephone No.:  (704) 388-2374
                             Telecopy No.:   (704) 386-9923

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to SECTION 2.3, 2.5, 2.6 or 2.7 shall not be effective until received.

         9.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall, except as otherwise specifically limited therein, survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

         9.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent, whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Operative Agreements and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent) and
(ii) the Administrative Agent and each of the Lenders in connection with the enforcement of the Operative Agreements and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders) and (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

         9.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         9.7. PARTICIPATIONS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, the Notes held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; PROVIDED that any such sale of a participating interest shall be in a principal amount of at least $5,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by the Borrower or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Loan or Note, or postpone the date of the final maturity of any Loan or Note, or reduce the amount of any Unused Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral.

         9.8. ASSIGNMENTS; ADDITIONAL COMMITMENT.

                  (a) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate of any Lender or, with the consent (subject to SECTION 11.1 of the Participation Agreement) of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld, conditioned or delayed), to an additional bank, financial institution or other entity that (i) is either organized under the laws of the United States or any state thereof or is a foreign bank that operates a branch office in the United States and (ii) in either case, is not the Lessee or any affiliate of the Lessee, (each such permitted assignee being referred to as a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT C, executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, subject to SECTION 11.1 of the Participation Agreement, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to a Purchasing Lender (other than any Lender or any affiliate thereof) of the Commitments hereunder shall be in an aggregate principal amount less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes), and PROVIDED FURTHER that the assigning Lender shall simultaneously assign to the same Purchasing Lender the same percentage of the assigning Lender's rights and obligations under each of the Operative Agreements (with respect to each of the Series A Loans and the Series B Loans), and PROVIDED FURTHER that the Borrower (or, subject to SECTION 11.1 of the Participation Agreement, the Lessee) may withhold its approval of such an assignment if as a result of such assignment the Borrower incurs increased cost under SECTION 2.13. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and

         Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding anything to the contrary in this Agreement, the consent of the Borrower shall not be required, and, unless requested by the relevant Purchasing Lender or assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in SECTION 6(g) shall have occurred and be continuing.

                  (b) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,500 (which shall not be payable by the Borrower, except in connection with an assignment requested in accordance with SECTION 2.14(b)), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower on or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the Commitment assumed or Loans purchased by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment or any Loan hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the Commitment or Loans retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

                  (c) Each Purchasing Lender (other than any Lender organized and existing under the laws of the U.S. or any state thereof, or any political subdivision of the U.S. or of any such state), by executing and delivering an Assignment and Acceptance,

                           (i) agrees to execute and deliver to the
                  Administrative Agent, as promptly as practicable, four signed copies (two for the Administrative Agent and two for delivery by the Administrative Agent to the Borrower) of IRS Form 1001, Form 4224 or Form W-8 (or any successor form or comparable form) claiming complete exemption from withholding and deduction for or on account of U.S. Federal taxes on or in respect of payments of principal and interest under or in respect of this Agreement (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

                           (ii) represents and warrants to the Borrower and the
                  Administrative Agent that the form so delivered is true and accurate and that, as of the effective date of the applicable Assignment and Acceptance, each of such Purchasing Lender's Lending Offices is entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. Federal government;

                           (iii) agrees to deliver annually hereafter to each of
                  the Borrower and the Administrative Agent not later than December 31 of the year preceding the year to which it will apply, two further properly completed signed copies of IRS Form 1001, Form 4224 or Form W-8 (or any successor form or comparable form), as appropriate, unless an event has occurred which renders the relevant form inapplicable (it being understood that if the applicable form is not so delivered, payments under or in respect of this Agreement may be subject to withholding and deduction);

                           (iv) agrees to promptly notify the Borrower and the
                  Administrative Agent in writing if it ceases to be entitled to receive payments of principal and interest under or in respect of this Agreement without withholding or deduction for or on account of any taxes imposed by the U.S. or any political subdivision in or of the U.S. (it being understood that payments under or in respect of this Agreement may be subject to withholding and deduction in such event);

                           (v) acknowledges that in the event it ceases to be
                  exempt from withholding or deduction of such taxes, the Administrative Agent may withhold or deduct the applicable amount from any payments to which such assignee Lender would otherwise be entitled, without any liability to such assignee Lender therefor; and

                           (vi) agrees to indemnify the Borrower and the
                  Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from such assignee Lender's breach of any such representation, warranty or agreement.

                           (d) Any Lender party to this Agreement may, from time
                  to time and without the consent of the Borrower or any other Person, pledge or assign for security purposes any portion of its Loans or any other interests in this Agreement and the other Credit Documents to any Federal Reserve Bank.

         9.9. THE REGISTER; DISCLOSURE. The Administrative Agent shall maintain at its address referred to in SECTION 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Loans by Series owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable notice.

         9.10. ADJUSTMENTS; SET-OFF.

                  (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in SECTION 6(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders as to each Category of Loans; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefit is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 9.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

                  (b) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each of the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Administrative Agent or such Lender under this Agreement or under any of the other Operative Agreements, including, without limitation, all interests in obligations of the Borrower purchased by any such Lender pursuant to SECTION 9.10(a), and all other claims of any nature or description arising out of or connected with this Agreement or any other Operative Agreement, irrespective or whether or not the Administrative Agent or such Lender shall have made any demand and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         9.11. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.13. INTEGRATION. This Agreement and the other Operative Documents represent the agreement of the Borrower, the Administrative Agent, and the Lenders with respect to the subject mater hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

         9.14. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAW.

         9.15. SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida and the courts of the United States of America, in each case sitting in Broward County, Florida, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same,

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the Borrower at its address set forth in SECTION 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 9.15 any special, exemplary, punitive or consequential damages.

         9.16. ACKNOWLEDGMENTS.  Borrower hereby acknowledges that:

                  (a) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (b) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.17. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.18. NONRECOURSE. Anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, neither the Borrower nor any Holder nor any officer, director or shareholder thereof, nor any of the Borrower's successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be liable in its individual capacity in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Administrative Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Administrative Agent nor the Lenders shall have any recourse against the Borrower, in its individual capacity, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate and the Lessee; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Participation Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (a) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Participation Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged;
(b) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of):
(i) active waste knowingly committed by the Lessor or any Exculpated Person with respect to the Properties or (ii) any fraud, gross negligence, willful misconduct or willful breach on the part of the Lessor or any such Exculpated Person; (c) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (i) misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (ii) any deposits or any escrows or amounts owed by the Lessee under the Agency Agreement held by the Lessor or (iii) any rents or other income received by the Lessor from the Lessee that are not turned over to the Agent; or (d) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights and powers thereunder or to obtain a judgment against the Lessor's interest in the Properties.

         9.19. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement or any other Operative Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement and the other Operative Agreements had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder and under the other Operative Agreements (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder and thereunder if the stated rates of interest set forth in this Agreement and in such Operative Agreements had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       BORROWER:

                                       FIRST SECURITY BANK, NATIONAL
                                       ASSOCIATION, not individually
                                       except as expressly stated herein,
                                       but solely as Owner Trustee for
                                       Wackenhut Corrections Trust 1997-1

                                       By:
                                          -------------------------------
                                          Name: Val T. Orton
                                          Title: Vice President






                                SIGNATURE PAGE 1

                                       LENDERS:

                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                       as Administrative Agent, and as a
                                       Lender

                                       By:
                                          --------------------------------
                                          Name: Maria Conroy
                                          Title: Senior Vice President











                                SIGNATURE PAGE 2

                                       SCOTIABANC INC., as a Lender

                                       By:
                                          -------------------------
                                       Name:
                                       Title:


                                       Address for Notices:

                                          600 Peachtree Street, N.E.
                                          Suite 2700
                                          Atlanta, Georgia 30308
                                          Telephone No.: (404) 877-1535
                                          Telecopy No.: (404) 888-8998

                                       Wire Transfer Instructions:

                                          The Bank of Nova Scotia
                                          1 Liberty Plaza
                                          New York, New York 10006
                                          ABA No.: 026002532
                                          Account No.: 0735639
                                          Attention: D. Legista
                                          Re: Wackenhut









                                SIGNATURE PAGE 3

                                       BARNETT BANK, N.A., as a Lender

                                       By:
                                          ----------------------------
                                       Name:
                                       Title:


                                       Address for Notices:

                                          9000 Southside Boulevard
                                          Building 600
                                          Jacksonville, Florida 32256
                                          Telephone No.: (904) 464-6502
                                          Telecopy No.: (904) 464-5549

                                       Wire Transfer Instructions:

                                          Barnett Technologies
                                          9000 Southside Boulevard
                                          Building 600
                                          Jacksonville, Florida 32256
                                          ABA No.: 063000047
                                          Account No.: 0800053949
                                          Attention: Commercial Loan
                                                     Operations










                                SIGNATURE PAGE 4

                                       BANQUE PARIBAS, as a Lender

                                       By:
                                          ------------------------
                                       Name:
                                       Title:

                                       By:
                                          ------------------------
                                          Name:
                                          Title:

                                       Address for Notices:

                                          787 Seventh Avenue
                                          New York, New York 10019
                                          Telephone No.: (212) 841-2509
                                          Telecopy No.: (212) 841-2217

                                       Wire Transfer Instructions:

                                          Bankers Trust NY
                                          ABA No.: 021-001-033
                                          Account Name: Banque Paribas NY
                                          Account No.: 04-202-195
                                          Attention: Loan Servicing
                                          Re: Wackenhut Corrections
                                              Corporation









                                SIGNATURE PAGE 5

                                       THE SAKURA BANK, LIMITED
                                       ATLANTA AGENCY, as a Lender

                                       By:
                                          ------------------------
                                          Name:
                                          Title:

                                       Address for Notices:

                                          245 Peachtree Center Avenue, NE
                                          Suite 2703
                                          Atlanta, Georgia 30303
                                          Telephone No.: (404) 521-3111
                                          Telecopy No.: (404) 521-1131

                                       Wire Transfer Instructions:

                                          Morgan Guaranty Trust Co. of
                                           New York
                                          New York, New York
                                          ABA No.: 021 000 238
                                          Account Name: The Sakura Bank,
                                           Ltd., New York
                                          Account No.: 631-22-624
                                          In Favor of: MTKB, Atlanta
                                            A/C 8000100-1










                                SIGNATURE PAGE 6

                                       SUMMIT BANK, as a Lender

                                       By:
                                          ---------------------
                                          Name:
                                          Title:


                                       Address for Notices:

                                          250 Moore Street, 2nd Floor
                                          Hackensack, New Jersey 07602
                                          Telephone No.: (201) 646-5441
                                          Telecopy No.: (201) 488-6185

                                       Wire Transfer Instructions:

                                          Summit Bank
                                          55 Challenger Boulevard
                                          Ridgefield Park, NJ 07660
                                          ABA No.: 021202162
                                          Account No.: 47902
                                          Attention: CL02








                                SIGNATURE PAGE 7

                                  SCHEDULE 1.2

                                      SERIES A           SERIES B
NAME OF LENDER                       COMMITMENT         COMMITMENT
--------------                       ----------         ----------

NationsBank, National
 Association                   $   15,928,624.51   $   1,629,063.85


ScotiaBanc, Inc.               $   12,300,371.78   $   1,257,992.53

Barnett Bank, N.A.             $   16,000,000.00   $   1,636,363.70

Banque Paribas                 $    6,542,750.93   $     669,144.98

The Sakura Bank, Limited,
 Atlanta Agency                $    9,814,126.39   $   1,003,717.47

Summit Bank                    $    9,814,126.39   $   1,003,717.47


                                                                       EXHIBIT A

                                  SERIES A NOTE

$                                                           ____________________
 -----------------------------------
                                                                __________, 199_

         FOR VALUE RECEIVED, the undersigned, FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee for the Wackenhut Corrections Trust 1997-1 (the "BORROWER"), hereby unconditionally promises to pay to the order of _________________ __________________ (the
"LENDER") at the office of NationsBank, National Association, as Administrative Agent, located at Independence Center, 15th Floor, Charlotte, North Carolina 28255 in lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of (a) ________________ DOLLARS ($___________, or, if less, (b) the aggregate unpaid principal amount of all Series A Loans made by the Lender to the Borrower pursuant to SECTION 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in SECTION 2.8 of such Credit Agreement. The Borrower further agrees to pay all other amounts owing to the Lender pursuant to the Credit Agreement or any other Credit Document (as defined in the Credit Agreement).

         The holder of this Series A Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Series A Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

         This Series A Note (a) is one of the Series A Notes referred to in the Credit Agreement dated as of June 19, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, and NationsBank, National Association, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement (including, without limitation, SECTION 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Series A Note in respect thereof.

         Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Series A Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION, not
                                       individually, but solely as
                                       Owner Trustee for the
                                       Wackenhut Corrections Trust 1997-1

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT B

                                  SERIES B NOTE

$                                                           ____________________
 -----------------------------------
                                                                __________, 199_

         FOR VALUE RECEIVED, the undersigned, FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee for the Wackenhut Corrections Trust 1997-1 (the "BORROWER"), hereby unconditionally promises to pay to the order of ____________________________________ (the
"LENDER") at the office of NationsBank, National Association, as Administrative Agent, located at Independence Center, 15th Floor, Charlotte, North Carolina 28255, in lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of (a) _________________________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Series B Loans made by the Lender to the Borrower pursuant to SECTION 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in SECTION 2.8 of such Credit Agreement. The Borrower further agrees to pay all other amounts owing to the Lender pursuant to the Credit Agreement or any other Credit Document (as defined in the Credit Agreement).

         The holder of this Series B Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Series B Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and each conversion of all or a portion thereof to another Type. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

         This Series B Note (a) is one of the Series B Notes referred to in the Credit Agreement dated as of June 19, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, and NationsBank, National Association, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement (including, without limitation, SECTION 9.18 thereof) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings assigned in the Credit Agreement. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Series B Note in respect thereof.

         Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Series B Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

                                       FIRST SECURITY BANK,
                                       NATIONAL ASSOCIATION, not
                                       individually, but solely as
                                       Owner Trustee for the
                                       Wackenhut Corrections Trust 1997-1

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to (a) the Credit Agreement, dated as of June 19, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), restated among First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee (the "OWNER TRUSTEE" or the "BORROWER"), the Lenders named therein, and NationsBank, National Association, as Administrative Agent [(b) the Amended and Restated Trust Agreement dated as of June 19, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "Trust Agreement"), among the Holders party thereto and the Owner Trustee] and (c) the Credit Agreement, dated as of June 19, 1997 (as amended, supplemented or otherwise modified from time to time, the "WACKENHUT CORRECTIONS CREDIT AGREEMENT") among Wackenhut Corrections Corporation, as borrower ("Wackenhut Corrections"), NationsBank, National Association, as Administrative Agent and the Lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement [(or if not defined therein, then the Trust Agreement)] and used herein shall have the meanings given to them in the Credit Agreement [(or the Trust Agreement, as the case may be)].

         __________________ (the "ASSIGNOR") and __________________
(the "ASSIGNEE") agree as follows:

         20. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest (the "ASSIGNED INTEREST") in and to (A) the Assignor's rights and obligations under the Credit Agreement with respect to the credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (collectively, the "ASSIGNED FACILITY"), in the respective principal amount for the Assigned Facility as set forth on Schedule 1; [(B) the Assignor's rights and obligations as a Holder under the Trust Agreement, in the respective Holder Advance and Holder Commitment Amounts set forth on Schedule 1] and (C) the Assignor's rights and obligations under the Wackenhut Corrections Credit Agreement with respect to certain credit facilities contained in the Wackenhut Corrections Credit Agreement as are set forth on
Schedule 1 hereto (collectively, the "ASSIGNED WACKENHUT CORRECTIONS FACILITY").

         21. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, [the Trust Agreement,] any other Operative Agreement, the Wackenhut Corrections Credit Agreement, or any other Loan Documents (as defined in the Wackenhut Corrections Credit Agreement, and hereinafter referred to as the "WACKENHUT CORRECTIONS LOAN DOCUMENTS") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, [the Trust Agreement,] any other Operative Agreement, the Wackenhut Corrections Credit Agreement, or any other Wackenhut Corrections Loan Documents, or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or Wackenhut Corrections, or any other obligor or the performance or observance by the Borrower or Wackenhut Corrections, or any other obligor of any of their respective obligations under the Credit Agreement, [the Trust Agreement], any other Operative Agreement, the Wackenhut Corrections Credit Agreement, any other Wackenhut Corrections Loan Document, or any other instrument or document furnished pursuant hereto or thereto; (c) attaches the Series A Note and the Series B Note held by it evidencing the Assigned Facility, [and the Certificate held by it,] and requests that the Administrative Agent exchange each such Note [and such Certificate] for a new Note of like Series payable to the Assignee, [and a new Certificate in the name of Assignee] and (if the Assignor has retained any interest in the Assigned Facility [and interest as a Holder]) a new Note of such Series payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date); and (d) attaches the Revolving Credit Note (as defined in the Wackenhut Corrections Credit Agreement, and hereinafter referred to as the "WACKENHUT CORRECTIONS REVOLVING CREDIT NOTE") held by it entering the Assigned Wackenhut Corrections Facility, and requests that the Administrative Agent exchanges such Wackenhut Corrections Revolving Credit Note for a new Wackenhut Corrections Revolving Credit Note payable to the Assignee, and (if the Assignor has retained any interest in the Assigned Wackenhut Corrections Facility) a new Wackenhut Corrections Revolving Credit Note payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         22. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an "Eligible Assignee" (as such term is defined in the Wackenhut Corrections Credit Agreement); (b) confirms that it has received copies of the Operative Agreements, the Wackenhut Corrections Loan Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender [or Holder] and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, [the Trust Agreement,] other Operative Agreements, the

Wackenhut Corrections Credit Agreement, other Wackenhut Corrections Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent as defined in each of the Operative Agreements and the Wackenhut Corrections Loan Documents) to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Operative Agreements, the Wackenhut Corrections Credit Agreement, the other Wackenhut Corrections Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the respective Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Participation Agreement, the Wackenhut Corrections Credit Agreement, [and] the Credit Agreement [and the Trust Agreement] and will perform in accordance with their terms all the obligations which by the terms of the Participation Agreement, the Wackenhut Corrections Credit Agreement, [and] the Credit Agreement [and the Trust Agreement] are required to be performed by it as a Lender [or a Holder] including, if it is organized under the laws of a jurisdiction outside the U.S., its obligations pursuant to SECTION 2.13(b) of the Participation Agreement,
SECTION 9.8 of the Credit Agreement and SECTION _____ of the Wackenhut Corrections Credit Agreement.

         23. The effective date of this Assignment and Acceptance shall be __________, 19__ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by it in the manner provided pursuant to SECTION 9.9 of the Credit Agreement and SECTION _____ of the Wackenhut Corrections Credit Agreement, effective as of the Effective Date.

         24. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, [Holder Fundings, Holder Yield] and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         25. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement, the Wackenhut Corrections Credit Agreement [and the Trust Agreement] and to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender [or a Holder] thereunder and under the other Operative Agreements and other Wackenhut Corrections Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, the Wackenhut Corrections Credit Agreement,[the Trust Agreement] and the other Operative Agreements and other Wackenhut Corrections Loan Documents.

         26. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                       ASSIGNOR:

                                       [NAME OF ASSIGNOR]

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                       ASSIGNEE:

                                       [NAME OF ASSIGNEE]

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

Consent to:

WACKENHUT CORRECTIONS CORPORATION

By:
   ------------------------------
Name:
Title:

NATIONSBANK, NATIONAL ASSOCIATION

By:
   ------------------------------
Name:
Title:

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
                               RELATING TO (A) THE
                                CREDIT AGREEMENT,
                           DATED AS OF JUNE 19, 1997,
                                      AMONG
                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
                                NOT INDIVIDUALLY,
                          BUT SOLELY AS OWNER TRUSTEE,
                           THE LENDERS NAMED THEREIN,
                       NATIONSBANK, NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT
                                FOR THE LENDERS,
                                       AND
                         (B) THE CREDIT AGREEMENT DATED
                              AS OF JUNE 19, 1997,
                                      AMONG
                 WACKENHUT CORRECTIONS CORPORATION, AS BORROWER,
                       NATIONSBANK, NATIONAL ASSOCIATION,
                            AS ADMINISTRATIVE AGENT,
                         AND THE LENDERS PARTY THERETO.

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

I.  TROL FACILITY

                              LOAN COMMITMENT
                              AMOUNTS ASSIGNED
  OUTSTANDING LOAN               (INCLUDING             LOAN COMMITMENT
  PRINCIPAL AMOUNTS           OUTSTANDING LOAN             PERCENTAGE
      ASSIGNED                PRINCIPAL AMOUNTS)            ASSIGNED
  -----------------           -----------------         ---------------
     Series A                      Series A

   $__________                   $__________


     Series B                      Series B

   $__________                   $__________

                                Holder Commitment
                                Amounts Assigned
                                  (Including
       Outstanding Holder         Outstanding           Holder Commitment
        Funding Amounts         Holder Funding             Percentage
            Assigned                Amounts)                Assigned
            --------                --------                --------

         $                        $                               %
         ------------             -------------              -----

II.      REVOLVING CREDIT
         FACILITY
         ----------------

                                                                Revolving
                                                                  Credit
                                                                Commitment
                                                                 Assigned
                                                                (including
                                                                Outstanding
                                                                 Revolving               Applicable
    Outstanding Revolving                                      Credit Loans              Commitment
         Credit Loans                 Participations                and                  Percentage
           Assigned                      Assigned              Participations)            Assigned
           --------                      --------              ---------------            --------
         $                            $                       $                                %
         ------------                 -------------           -------------               -----





       [Name of Assignor]                       [Name of Assignee]

By:_______________________________         By:______________________________
Name:                                      Name:
Title:                                     Title:


                                           Address for Notices to Assignee:

                                           _________________________________

                                           _________________________________

                                           _________________________________


                                           Telephone No.: __________________

                                           Telecopy No.: ___________________

                                            Wire Transfer Instructions for
                                            Assignee:

                                            ABA #:_____________________________
                                            Account #:_________________________
                                            Reference:_________________________
                                            Attention:_________________________

Document Name : NB WACKENHUT TROL CREDIT AGREEMENT
DOC NO: 119594.12
NANCY
Attorney: Manley Roberts
Time and Date:  June 1, 1997 (10:58am)